UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   February 15, 2007

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:   (617) 425-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Our board of directors adopted and approved our Cash Incentive Plan on February 15, 2007. The effectiveness of the plan is subject to its approval by our shareholders. The plan authorizes the grant of performance awards to our executive officers and other salaried employees. A performance award granted under the plan is payable only to the extent certain performance goals, based on objective business criteria specified by the compensation committee of our board of directors in the award agreement, are achieved in the relevant measurement period. Performance awards are payable in cash or shares of our common stock, and the maximum amount payable to any executive officer in a given fiscal year under performance awards granted under the plan is $8,000,000. The plan is designed to promote our growth and performance while preserving, where possible, our ability to deduct in full certain compensation paid to our executive officers for federal tax purposes. A copy of the plan is attached as Exhibit 10.1 to this current report on form 8-K and incorporated herein by reference.

On February 15, 2007, the compensation committee of our board of directors set the performance goals and maximum amounts payable in respect of fiscal year 2007 for performance awards to be granted under the cash incentive plan to our executive officers. The performance goals that will be applied for purposes of fiscal 2007 determinations will be based on criteria which include, for James C. Burrows, net revenue, earnings per share (“EPS”) and the performances of our platforms; for Monica G. Noether, net revenue, EPS and the performance of our litigation and applied economics platform; for Gregory K. Bell, net revenue, EPS and the performance of our strategy and business consulting platform; for Arnold J. Lowenstein, net revenue, EPS and the performance of our chemicals and petroleum practice; for Paul A. Maleh, net revenue, EPS and the performance of our finance platform; for Frederick T. Baird, net revenue, EPS, Europe/Middle East region performance and the performances of our platforms; and for Wayne D. Mackie, net revenue, EPS and the performances of our platforms. The maximum amounts payable to these executive officers under these performance awards in respect of fiscal 2007 are as follows: Dr. Burrows - $2,600,000; Dr. Noether - $1,025,000; Dr. Bell - $825,000; Mr. Lowenstein - $825,000; Mr. Maleh - $825,000; Mr. Baird - $700,000; and Mr. Mackie - $650,000. Additionally, Drs. Bell and Noether and Messrs. Lowenstein and Maleh can receive further performance awards under the cash incentive plan based on the revenues they source.

Item 9.01            Financial Statements and Exhibits.

(d)  Exhibits

Number	Title
10.1	CRA International, Inc. Cash Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: February 22, 2007	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer, and
Chief Financial Officer

Exhibit Index

Number	Title
10.1	CRA International, Inc. Cash Incentive Plan